UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022

Membership Collective Group Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40605	86-3664553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Strand London, United Kingdom	WC2R 1EA
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 207 8512300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MCG	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2022, Membership Collective Group Inc. (the “Company”) announced that, effective on or before September 30, 2022 (the “Effective Date”), Martin Kuczmarski, its Chief Operating Officer, will leave the Company. Mr. Kuczmarski’s responsibilities will be absorbed across the Company’s existing regional operations leadership team, including President Andrew Carnie.

Mr. Kuczmarski is expected to enter into a Settlement Agreement (the “Settlement Agreement”) with Soho House UK Limited (“Soho UK”), pursuant to which he will waive his rights to notice or any payment in lieu with respect to three months of his total six month contractual notice period under his existing employment agreement, and be paid a fee of £200,000 representing his remaining three months’ contractual notice period.

In addition, as part of the Settlement Agreement, Mr. Kuczmarski acknowledges and agrees that he will have no entitlement to any discretionary bonus awards for the performance year of 2022 or any other performance years.

Under the terms of the Settlement Agreement, Mr. Kuczmarski’s outstanding restricted stock unit award with respect to 401,845 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), and restricted stock award of 260,577 shares of Class A Common Stock previously granted to him is expected to be amended such that the unvested portions of such awards will vest in four equal installments on each of October 1, 2022, November 1, 2022, January 1, 2023 and April 1, 2023.

As consideration for entry into the Settlement Agreement, including the Consulting Agreement described below, the Company is expected to grant to Mr. Kuczmarski a new restricted stock unit award with respect to 365,000 shares of the Class A Common Stock (“New RSU Award”), with half of the New RSU Award vesting on July 4, 2023 and the remaining half vesting on October 3, 2023.

Under the terms of the Settlement Agreement, Mr. Kuczmarski’s confidentiality, data privacy, and intellectual property obligations under his existing employment agreement shall continue to apply, along with his post-termination non-competition restrictions and non-solicitation restrictions. The parties have agreed that his covenants with respect to the non-solicitation and employment of certain key employees of the Company shall apply for three years from the Effective Date. The Settlement Agreement will contain a waiver of claims with respect to Mr. Kuczmarski’s employment.

Mr. Kuczmarski shall remain available to provide ongoing support to the Company and is expected to enter into a Consulting Agreement with Soho UK (the “Consulting Agreement”) to provide consulting services to the Company for a term of twelve months and a fee of £1. Soho UK may terminate the Consulting Agreement without notice for certain events.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Membership Collective Group Inc.

Date: September 23, 2022	By:	/s/ Thomas Allen
Thomas Allen, Chief Financial Officer